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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    ---------


                                   FORM 8-A/A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                 SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                SCI SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)


                  Delaware                               63-0583436
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  (State of Incorporation or organization)    (IRS Employer Identification No.)


   2101 West Clinton Avenue
   Huntsville, Alabama                                            35805
   -----------------------                                   -----------------
   (Address of principal executive offices)                     (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                            Name of each exchange on which
to be so registered                            each class is to be registered
---------------------------                    -------------------------------

Common Stock Purchase Rights                   New York Stock Exchange
------------------------------                 ------------------------

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [X]

Securities to be registered pursuant to Section 12(g) of the Act:
N/A

EXPLANATORY NOTE: This Amendment to Form 8-A, filed
                  December 22, 2000, is filed to reflect that the subject Common Stock Purchase Rights are being registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 and will be registered on the New York Stock Exchange.



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      SCI Systems, Inc.



                                      By:  /s/ James E. Moylan, Jr.
                                           -----------------------------------
                                           James E. Moylan, Jr.
                                           Senior Vice President and Chief
                                           Executive Officer

Dated: January 9, 2001


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